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                                                                    EXHIBIT 12.1

Millar Western Forest Products Ltd.
Computation of Ratio of Earnings to Fixed Charges

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
                                                                                                 Three Months ended
                                                          Years ended Dec. 31                         March 31
                                     --------------------------------------------------------  ----------------------
                                       1999        2000        2001        2002       2003        2003        2004
                                     --------------------------------------------------------  ----------------------
                                               (IN THOUSANDS OF CANADIAN DOLLARS)

EARNINGS:

   Earnings before income taxes        20,305      30,278     (27,795)        953     37,197     15,420         941

   Fixed charges                       24,831      25,938      26,945      26,229     26,011      5,932       5,138
                                     --------------------------------------------------------  ----------------------

TOTAL EARNINGS                         45,136      56,216        (850)     27,182     63,208     21,352       6,079
                                     ========================================================  ======================

FIXED CHARGES:

   Interest expense                    23,578      24,685      25,888      25,310     20,977      5,702       4,974
   Amortization of deferred
     financing costs                    1,253       1,253       1,057         919      5,034        230         164
                                     --------------------------------------------------------  ----------------------

TOTAL FIXED CHARGES                    24,831      25,938      26,945      26,229     26,011      5,932       5,138

RATIO OF EARNINGS TO FIXED CHARGES        1.8         2.2          (0)        1.0        2.4        3.6         1.2
                                     ========================================================  ======================

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